EXHIBIT 10.5

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED

IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED.

Exclusive Option Agreement

This Exclusive Option Agreement (this "Agreement") is executed by and among the following Parties on September 11, 2020 in Beijing, PRC:

Party A: Yobo International Biotech (Chengdu) Limited

Registered Address: 1201, 12 / F, unit 1, building 2, 368 Tianfu Second Street, Chengdu hi tech Zone

Party B 1: Wang Jun

Chinese Identification Card No.: [************]

Party B 2: Wang Yang

Chinese Identification Card No.: [************]

Party B 3: Beijing Zhenxigu Medical Research Center (L.P.)

Registered Address: Room 301, Building 23, No. 31, Xishiku Avenue, Xicheng District, Beijing

Party B 4: Beijing Borong Hongtai Asset Management Center (L.P.)

Registered Address: Room 601-273, No. 99, Yanmi Road, Xitian Gezhuang Town, Miyun District, Beijing

Party B 5: Platinum Health Management (Tianjin) Center (L.P.)

Registered Address: 217-43, Xinzhuang Economic Service Center, No. 818, Jingu Road, Xinzhuang Town, Jinnan District, Tianjin

(Party B 1, Party B 2, Party B 3, Party B 4 and Party B 5 are collectively referred to as "Party B".)

Party C: Yubo International Biotech (Beijing) Limited

Registered Address: Room 108, Building 6, No. 31, Xishiku Avenue, Xicheng District, Beijing

EXCLUSIVE OPTION AGREEMENT

WHEREAS:

Party B collectively holds 100% of the equity interest in Party C; and Party B intends to collectively grant to Party A an irrevocable and exclusive option to purchase all the equity interests in Party C.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	Sale and Purchase of Equity Interest

1.1	Option Granted

Party B hereby irrevocably grants to Party A an irrevocable and exclusive option to purchase, or designate one or more persons (each, a "Designee") to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A's sole and absolute discretion to the extent permitted by PRC laws, at the price described in Section 1.3 herein (such option being the "Equity Interest Purchase Option"). Except for Party A and the Designee(s), no other third Person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The "person" referred to in this section and this Agreement shall mean individuals, companies, joint ventures, partnerships, enterprises, trusts or unincorporated organizations.

1.2	Steps for Exercise

Party A's exercise of the Equity Interest Purchase Option shall be subject to the provisions of the laws and regulations of PRC. Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the "Equity Interest Purchase Option Notice"), specifying: (a) Party A's decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the "Optioned Interests"); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests. Party A and/or the Designee(s) shall have all the rights to the Optioned Interests as set forth in the Equity Interest Purchase Option Notice(s), including, without limitation, the voting rights, information rights, dividend rights and liquidation and distribution rights. Party B and Party C shall take all necessary actions to ensure completion of the relevant industrial and commercial change registration as soon as practicable.

1.3	Equity Interest Purchase Price and Payment

Unless such appraisal is required by the laws of PRC at the time when Party A exercises the Equity Interest Purchase Option, the purchase price of the Optioned Interests (the "Equity Interest Purchase Price") shall be the lowest price allowed by the applicable laws. After all necessary tax withholdings of the Equity Interest Purchase Price have been made in accordance with the laws of PRC, the Equity Interest Purchase Price shall be paid by Party A to the account designated by Party B within seven (7) days after the Optioned Interests are duly registered under the name of Party A.

1.4	Transfer of Optioned Interests

When Party A exercises the Equity Interest Purchase Option each time,

1.4.1

Party B shall cause Party C to promptly convene a shareholders' meeting, at which a resolution shall be adopted approving Party B's transfer of the Optioned Interests to Party A and/or the Designee(s);

EXCLUSIVE OPTION AGREEMENT

1.4.2

Party B shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.3

The relevant Parties shall execute all other necessary contracts, agreements or documents (including, without limitation, amendment to the articles of association), obtain all necessary governmental licenses and permits (including, without limitation, business license) and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), free and clear of any security interests and other encumbrances, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, "security interests" shall include security, mortgages, third party's rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements; however, for the avoidance of doubt, "security interests" shall not include any security interest created by this Agreement, Party B's Equity Pledge Agreement and Party B's Entrustment Agreement. "Party B's Equity Pledge Agreement" as used in this Section and this Agreement shall refer to the Equity Pledge Agreement ("Equity Pledge Agreement", see Appendix I hereto) executed by and among Party A, Party B and Party C on the date hereof, as well as any modification, amendment and restatement thereto. "Party B's Entrustment Agreement" as used in this Section and this Agreement shall refer to the Entrustment Agreement executed by Party B to authorize Party A on the date hereof ("Entrustment Agreement", see Appendix II hereto) as well as any modification, amendment and restatement thereto.

2.	Covenants

2.1	Covenants Relating to Party C

Party B (as the shareholders of Party C) and Party C hereby covenant as follows:

2.1.1

Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or decrease its registered capital or change its structure of registered capital in other manners;

2.1.2

They shall maintain Party C's corporate existence in accordance with good financial and business standards and practices by prudently and effectively conducting its business and transacting its affairs and Party C shall (and Party B shall cause Party C to) perform its obligations under the Exclusive Consulting Service Agreement (as defined in Appendix I hereto);

2.1.3

Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C of more than RMB500,000, or allow the encumbrance thereon of any Security Interests;

EXCLUSIVE OPTION AGREEMENT

2.1.4

Without the prior written consent of Party A, they shall not incur, inherit, guarantee or permit the existence of any debt, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to and approved by Party A's written consent;

2.1.5

They shall always conduct all the business of Party C in the ordinary course of business to maintain the asset value of Party C and refrain from any act/omission that may affect Party C's operating status and asset value;

2.1.6

Without the prior written consent of Party A, Party C shall (and Party B shall cause Party C to) not enter into any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract shall be deemed a major contract if its value exceeds RMB500,000);

2.1.7	Without the prior written consent of Party A, Party C shall (and Party B shall cause Party C to) not to provide any Person with loan or credit or any form of security;

2.1.8	They shall provide Party A with information on Party C's business operations and financial condition at Party A's request;

2.1.9

If requested by Party A, they shall procure and maintain insurance on assets and business of Party C, at an amount and type of coverage typical for companies that operate similar businesses, with an insurance company acceptable to Party A;

2.1.10

Without the prior written consent of Party A, Party C shall (and Party B shall cause Party C to) not merge or consolidate with any Person, acquire or invest in any Person, or sell its assets with value of more than RMB500,000;

2.1.11	They shall promptly notify Party A of any litigation, arbitration or administrative proceedings initiated or threatened in relation to Party C's assets, business or income;

2.1.12

To retain Party C's title to all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or make necessary and appropriate defenses against all claims;

2.1.13

Without the prior written consent of Party A, Party C shall (and Party B shall ensure that Party C shall) not distribute dividends to its shareholders in any form; provided, however, that Party C shall promptly distribute all distributable profits to its shareholders upon written request by Party A;

2.1.14	Unless mandatorily required by the laws of PRC, without the written consent of Party A, Party C (and Party B shall ensure that Party C) shall not be dissolved or liquidated; and

2.1.15	Upon request by Party A, they shall appoint any Person designated by Party A as the director of Party C and/or remove the incumbent director of Party C.

EXCLUSIVE OPTION AGREEMENT

2.2	Covenants of Party B

Party B hereby covenants that:

2.2.1

Without the prior written consent of Party A, it shall not sell, transfer, mortgage or dispose of in any other manner any lawful or beneficial interest in its equity interests in Party C or permit the encumbrance thereon of any Security Interests, other than the pledge placed on these equity interests in accordance with Party B's Equity Pledge Agreement and Party B's Entrustment Agreement;

2.2.2

If Party B receives any proceeds, profit distribution or dividends from Party C, to the extent permitted by the laws of the PRC, it shall promptly pay or transfer such proceeds, profit distribution or dividends to Party A or the party designated by Party A for the benefit of Party C as the service fee payable by Party C to Party A under the Exclusive Consulting Service Agreement;

2.2.3

It shall cause the shareholders' meeting and/or the board of directors of Party C not to approve the sale, transfer, mortgage or other disposition of any lawful or beneficial interest in its equity interests in Party C or permit the encumbrance thereon of any Security Interests, without the prior written consent of Party A, other than the pledge placed on these equity interests in accordance with Party B's Equity Pledge Agreement and Party B's Entrustment Agreement;

2.2.4

It shall cause the shareholders' meeting and/or the board of directors of Party C not to approve merger or consolidation with any Person or acquisition of or investment in any Person, without the prior written consent of Party A;

2.2.5	It shall promptly notify Party A of any litigation, arbitration or administrative proceedings initiated or threatened in relation to its equity interest in Party C;

2.2.6

It shall cause the shareholders' meeting and/or the board of directors of Party C to approve the transfer of the Optioned Interests hereunder and take any and all other actions that Party A may request;

2.2.7

To retain its ownership of its equity interest in Party C, it shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or make necessary and appropriate defenses against all claims;

2.2.8	Upon request by Party A, it shall appoint any Person designated by Party A as the director or the executive director of Party C;

2.2.9

Upon request by Party A at any time, it shall promptly and unconditionally transfer its equity interest in Party C to the Designee (s) of Party A based on the Equity Call Option hereunder, and Party B hereby waives the right of first refusal, if any, with respect to the equity transfer by the other shareholders of Party C; and

2.2.10

It shall strictly abide by the provisions of this Agreement and other contracts or agreements jointly or separately executed by and among Party B, Party C and Party A, perform its obligations hereunder and thereunder and refrain from any act/omission that may affect the validity and enforceability thereof. If Party B has any remaining rights with respect to the equity interest under this Agreement or the Equity Interest Pledge Agreement among the Parties hereto or under the Entrustment Agreement (as defined in Appendix 1 hereto) granted in favor of Party A, Party B shall not exercise such rights, unless according to the written instructions given by Party A.

EXCLUSIVE OPTION AGREEMENT

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1

They have the authority to authorize the execution and delivery of this Agreement and any equity interest transfer contracts or agreements to which they are parties relating to the Optioned Interests to be transferred thereunder (each, a "Transfer Contract"), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A's exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any laws of PRC applicable to them; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause any breach of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3

Party B has a good and merchantable title to the equity interests in Party C he holds. Except for Party B's Equity Pledge Agreement and Party B's Entrustment Agreement, Party B has not placed any security interest on such equity interests;

3.4	Party C has a good and merchantable title to, and has not placed any security interest on, all of its assets;

3.5	Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to and approved by Party A in writing.

3.6

If Party C is required to be liquidated or dissolved under PRC laws, it shall sell all of its assets to Party A or other qualified person designated by Party A to the extent permitted by the laws of PRC, at the lowest price permitted by the laws of PRC. Party C waives Party A or any qualified person designated by Party A from any payment obligation arising thereof, to the extent permitted by the then effective laws of PRC; or any earnings from such transaction shall be paid to Party A or a qualified person designated by Party A as part of the Services Fees under the Exclusive Consulting Service Agreement to the extent permitted by the then effective laws of PRC;

3.7	Party C has complied with all laws and regulations of PRC applicable to asset acquisitions; and

3.8	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests of Party B in Party C, assets of Party C, or Party C.

EXCLUSIVE OPTION AGREEMENT

4.	Effective Date and Term

This Agreement shall become effective upon the date hereof, and remain effective until all equity interests held by Party B in Party C have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement.

5.	Governing Law and Resolution of Disputes

5.1	Governing Law

The execution, effectiveness, construction, performance, amendment and terminationof this Agreement and the resolution of disputes hereunder shall be governed by the formally promulgated and publicly available laws of PRC. Any matters not covered by formally promulgated and publicly available laws of the PRC shall be governed by international legal principles and practices.

5.2	Methods of Resolution of Disputes

Any dispute arising from the construction and performance of this Agreement shall be first resolved by the Parties through friendly consultation. If the Parties fail to agree upon the resolution of a dispute within 30 days after any Party requests the other Parties to resolve such dispute through consultation, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with the Commission's arbitration rules then in effect. The arbitration shall be conducted in Beijing and conducted in the Chinese language. The arbitration award shall be final and binding on all Parties.

EXCLUSIVE OPTION AGREEMENT

6.	Taxes and Expenses

Each Party shall pay any and all transfer and registration taxes, costs and expenses incurred by it or levied on it in connection with the preparation and execution of this Agreement and the relevant transfer contract and consummation of the transactions contemplated under this Agreement and the relevant transfer contract in accordance with the laws of PRC.

7.	Notices

7.1

All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service, facsimile or email to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service, facsimile or email to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1

Notices given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the mailing address specified for notices.

7.1.2	Notices given by facsimile or email shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Address: [************] Attn: Wang Yanxin E-mail: [************] Phone: [************]

Party B: Address: [************] Attn: Wang Yanxin E-mail: [************] Phone: 1[************]

Party C: Address: [************] Attn: Wang Yanxin E-mail: [************] Phone: [************]

7.3	Any Party may change its mailing address for notices at any time by giving a notice to the other Parties in accordance with this article.

EXCLUSIVE OPTION AGREEMENT

8.	Confidentiality

The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as confidential information. Each Party shall keep all such information confidential and shall not disclose any relevant information to any third party without the written consent of the other Parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party's disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, counsels or financial advisors in connection with the transactions contemplated hereby, provided, however, that such shareholders, directors, employees, counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this article. If the staff or agencies engaged by any Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall bear legal liability for breach of this Agreement. This article shall survive the termination of this Agreement for any reason.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Miscellaneous

10.1	Amendment, change and supplement

The Agreement may not be amended, changed or supplemented except by an agreement in writing signed by all the Parties.

10.2	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement. The attachments set forth herein shall be an integral part of this Agreement.

10.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

EXCLUSIVE OPTION AGREEMENT

10.4	Language

This Agreement is written in the Chinese language in seven (7) counterparts with each of Party A, each Person of Party B and Party C holding one (1) counterpart. They shall have the same legal effect.

10.5	Severability

If one or more of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal orunenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6	Successors

This Agreement shall be binding on the respective successors of the Parties and the permitted assigns of such Parties.

10.7	Survival

10.7.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

10.7.2	The provisions of Articles 5, 8 and this Section 10.7 shall survive the termination of this Agreement.

10.8	Waiver

Any Party may waive the terms and conditions of this Agreement, provided, however, that such waiver must be made in writing and signed by the Parties. No waiver by any Party under particular circumstances with respect to a breach by the other Parties shall operate as a waiver by such Party with respect to similar breach under other circumstances.

EXCLUSIVE OPTION AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date first above written.

Party A: Yubo International Biotech (Chengdu) Limited (Seal)

By:

Name: Wang Jun

Title: Legal Representative

Signature Page to Exclusive Option Agreement

IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date first abovewritten.

Party B:

Wang Jun

By:

Wang Yang

By:

Beijing Zhenxigu Medical Research Center (L.P.) (Seal)

By:

Name: Yulin Cao

Title: Authorized Representative

Beijing Borong Hongtai Asset Management Center (L.P.) (Seal)

By:

Name: Liu Lina

Title: Authorized Representative

Platinum Health Management (Tianjin) Centre (L.P.) (Seal)

By:

Name: Jin Jin

Title: Authorized Representative

Signature Page to Exclusive Option Agreement

IN WITNESS WHEREOF, the Parties have executed this Exclusive Option Agreement as of the date first above written.

Party C: Yubo International Biotech (Beijing) Limited (Seal)

By:

Name: Jun Wang

Title: Legal Representative

Signature Page to Exclusive Option Agreement

Appendix I

Equity Pledge Agreement

To EXCLUSIVE OPTION AGREEMENT

Appendix II

Entrustment Agreement

To EXCLUSIVE OPTION AGREEMENT